EXHIBIT 10.7

Private & Confidential



                         DATED as of 29 September, 1997






                           TILLER HOLDINGS LIMITED (1)


                                       and


                     CARNEGIE INTERNATIONAL CORPORATION (2)












                  ---------------------------------------------

                                    AGREEMENT
                  for sale/purchase of the entire issued share
                   capitals of Profit Thru Telecommunications
                      (Europe) Limited and Talidan Limited

                  ---------------------------------------------




                                   Norton Rose
                                     London

                                    CONTENTS

                                                                           Page
Recitals
Clause                              Heading

1        Definitions and interpretation....................................  1
2        Purpose of this Agreement ......................................... 4
3        Sale of the Sale Shares ........................................... 5
4        Consideration ..................................................... 5
5        Completion ........................................................ 6
6        Post Completion matters ........................................... 7
7        Representations and warranties ................................... 10
8        Releases, waivers etc ............................................ 11
9        Underwriter Indemnity............................................. 12
10       Notices .......................................................... 14
11       Miscellaneous .................................................... 15
12       Successors and Assigns ........................................... 16
13       Applicable law and submission to jurisdiction .................... 16

Schedule

Warranties of the Purchaser ............................................... 17

THIS DEED is dated as of 29 September, 1997 and is made BETWEEN:

(1)      CARNEGIE,   INTERNATIONAL  CORPORATION  a  Colorado  corporation  whose registered office is at 11419 Cronridge Drive, Suite 9, Owings Mills, Maryland 21117 ("the Purchaser"); and

(2) TILLER HOLDINGS LIMITED (No. 59205) whose registered office is at Gilwell Offices, P.O. Box 2, The Valley, Anguilla ("the Seller").

NOW IT IS HEREBY AGREED as follows:

1.       Definitions and interpretation

1.1      In this Agreement unless the context otherwise requires:

         "the 1933 Act" means the US Securities Act of 1933;

         "Associate" means any person, partnership, joint venture, corporation or other form of enterprise which directly or indirectly controls, is controlled by, or is under common control with, a party and, for the purposes of this definition, "control" means possession, directly or indirectly of the power to direct or cause the direction of management and policies through ownership of voting securities, contract, voting trust or otherwise and in respect of an individual, means the spouse, parents, step-children, adopted children or grand-children or the trustees of any trust established for the benefit of the same;

         "business day" means a day on which banks are ordinarily open for the transaction of normal banking business in London and New York;

         "CA 1985" means the Companies Act 1985;

         "Carnegie Share" means a share of common stock in the capital of Carnegie;

         "the Companies" means each of PTT and Talidan;

         "Completion"  means  completion  of the sale and  purchase  of the Sale
         Shares  by  the   performance  by  the  parties  of  their   respective
         obligations under clause 5;

         "the Completion Date" means the date upon which Completion takes place in accordance with Clause 5;

         "the Consideration Securities" means the aggregate number of new Carnegie Shares to be issued (fully paid) by the Purchaser to the Seller pursuant to clause 4, issued pursuant to an exercise of the Warrants or issued pursuant to an exercise of the Option, the share certificates therefor to carry the following legend:

              "THE  SHARES  OF  COMMON  STOCK   REPRESENTED   BY  THIS
              CERTIFICATE HAVE NOT BEEN REGISTERED UNDER

              THE UNITED STATES SECURITIES ACT OF 1933 (THE "ACT) OR WITH ANY SECURITIES REGULATORY AUTHORITY OF ANY STATE OR OTHER JURISDICTION OF THE UNITED STATES. THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE. AND ACCORDINGLY MAY NOT BE OFFERED, SOLD. PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (1) IN ACCORDANCE WITH RULE 144A TO A PERSON THAT IT AND ANY PERSON ACTING ON ITS BEHALF REASONABLY BELIEVE IS A QUALIFIED INSTITUTIONAL BUYER (QIB-) PURCHASING FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF ANOTHER QIB, OR (2) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 903 OR 904 OF REGULATION S, OR (3) PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES."

         "the Exchange Act" means the US Exchange Act;

         "the Existing PTT Shareholders" means each of Trident Limited, Applied Knowledge Ltd., Colin Rickson, Rick Gannon, Shirley Brealey, David Penman and C&H Consultancy Services Ltd. who hold, in aggregate, the entire issued share capital of PTT at the date hereof;

         "the Existing Talidan Shareholders" means First Nominees Limited and First Directors Limited who hold, in aggregate, the entire issued share capital of Talidan at the date hereof;

         "Options" means the options evidenced by the option agreements in the agreed forms, the principal details of which are set out in clause 4;

         "PTT" means Profit Thru Telecommunications (Europe) Limited, a company incorporated in England with registered number 2744902;

         "the PTT Agreement" means the agreement between the Seller and the Existing PTT Shareholders providing for its acquisition of the PTT Shares;

         "the PTT Shares" means 10,000 issued Ordinary Shares of 11 each of PTT being the entire issued* share capital of PTT, to be acquired by the Seller pursuant to the PTT Agreement;

         "the  Purchaser's  Counsel"  means  Gershberg  & Pearl,  LLP of 1. 1419
         Cronridge Drive, Suite 7, Owings Mills, Maryland 21117; "related company" in relation to any company means any subsidiary or holding company of that company or any subsidiary of that holding company;

         "the Sale Shares" means the PTT Shares and the Talidan Shares;

         "Security   Interest"   means  a  mortgage,   lien,   pledge,   charge,
         hypothecation or other security interest (or an agreement or commitment to create any of them), but excluding:

         (a) any lien arising in the ordinary course of business to secure amounts which are not material;

         (b) any unpaid seller's or supplier's lien arising in the ordinary course of either PTT's or Talidan's trading business to secure amounts due in respect of goods or services sold or supplied; and

         (c)  liens arising by operation of law, including a banker's lien;

         "Seller's Solicitors" means Norton Rose of Kempson House, Camomile Street, London EC3A 7AN;

         "the Service Agreement" means the service agreement in the agreed form between the Seller and the Purchaser;

         "subsidiary" means a subsidiary (as defined by sections 736 and 736A CA
         1985) or a subsidiary undertaking (as defined by section 258 CA 1985);

         "Talidan" means Talidan Limited, a company incorporated in the British Virgin Islands with registered number 71695;

         "the Talidan Agreement" means the agreement between the Seller and the Existing Talidan Shareholders providing for its acquisition of the Talidan Shares;

         "the Talidan Shares" means 20 issued Ordinary Shares of $1 each of Talidan being the entire issued share capital of Talidan, to be acquired by the Seller pursuant to the Talidan Agreement;

         "Warrants" means as more particularly defined in clause 4;

         "Warranties" means the representations and warranties referred to in clause 7.1 and as set out in schedule 1.

1.2      In this Agreement unless the context otherwise requires:

         (a) references to a clause or schedule are to a clause, of or a schedule to, this Agreement, references to this Agreement include its schedules and references in a schedule or part of a schedule to a paragraph are to a paragraph of that schedule or that part of that schedule;

         (b) references to this Agreement or any other document or to any specified provision of this Agreement or any other document are to this Agreement, that document or that provision as in force for the time being and as amended from time to time in accordance with the terms of this Agreement or that document or, as the case may be, with the agreement of the relevant parties;

         (c) words importing the singular include the plural and vice versa, words importing a gender include every gender and references to persons include corporations, partnerships and other unincorporated associations or bodies of persons;

         (d) the contents table and the descriptive headings to clauses, schedules and paragraphs are inserted for convenience only, have no legal effect and shall be ignored in the interpretation of this Agreement;

         (e) the words and phrases "other", "including" and "in particular" shall not limit the generality of any preceding words or be construed as being limited to the same class as the preceding words where a wider construction is possible.

1.3      In this Agreement, unless the context otherwise requires:

         (a) "enactment" means any statute or statutory provision (whether of the United Kingdom or elsewhere), subordinate legislation, as defined by section 21(l) Interpretation Act 1978, and any other subordinate legislation made under any such statute or statutory provision;

         (b) a reference to any enactment shall be construed as including a reference to:

              (i)   any   enactment   which  that   enactment  has  directly  or
                    indirectly replaced (whether with or without modification); and

              (ii) that enactment as re-enacted, replaced or modified from time to time, whether before, on or after the date hereof.

2.       Purpose of this Agreement

2.1      This is an Agreement for the sale and purchase of the Sale Shares.

2.2 This Agreement shall supersede as from the date hereof the letter of intent dated 25th July, 1997 between the parties ("the Letter of Intent").

3.       Sale of the Sale Shares

3.1 The Seller shall sell to the Purchaser and the Purchaser shall purchase from the Seller the Sale Shares.

3.2 The Seller shall sell and transfer such title as it shall have in and to the Sale Shares.

3.3 Title to, beneficial ownership of, and any risk attaching to, the Sale Shares shall pass on Completion, and the Sale Shares shall be sold and purchased together with all rights and benefits attached or accruing to them at Completion (including the right to receive all dividends, distributions or any return of capital declared, paid or made by the Company on or after Completion) save to the extent provided in the PTT and Talidan Agreements.

4.       Consideration

4.1 The consideration for the sale of the Sale Shares shall be the issue to the Seller of:

         (a) in respect of the PTT Shares, of 9.34 million new Carnegie Shares; and

         (b)  in respect of the Talidan Shares, of:

              (i)   10 million new Carnegie Shares;

              (ii) warrants in the agreed form ("Warrants") exercisable, in whole or in part (by notification to the Purchaser in the agreed form), at any time during the period of 24 months after Completion, to subscribe for a further 5 million Carnegie Shares at a subscription price per Carnegie Share equal to 50 per cent. of the average market price of the Carnegie Shares as quoted by the NASD Over the Counter Bulletin Board Service ("OTCBB") for the 30 consecutive trading days before exercise; and

              (iii) Options:

                    (A)  to be evidenced by an agreement in the agreed form; and

                    (B) to entitle the Seller or any assignee of such right such right notified to the Purchaser (the Seller and/or any such assignees being "Option Holders") at any time to have issued to it or them for the consideration set out therein new Carnegie Shares having an aggregate value (at the average price ("the Price") per Carnegie

                         Share quoted by the NASD Over the Counter Bulletin Board Service ("OTC1313") for the 30 consecutive trading days prior to the date of the service of the relevant exercise notice) of $2,500,000.

4.2 The Consideration Securities shall be validly issued, fully paid and nonassessable, and shall be issued free of all stamp taxes, liens and encumbrances and shall rank paripassu in all respects with the Carnegie Shares in issue:

         (a) at the date hereof (in the case of the shares the subject of clause 4.1(b)(ii)) and

         (b) on the date of their issue, in the case of shares issued pursuant to exercise of any Warrants or upon the exercise of any Option save that such Carnegie Shares shall be subject to the applicable transfer restrictions under US Securities Laws and the Certificates to be delivered by the Purchaser in respect thereof shall be endorsed with the agreed US Securities Laws legends.

5.       Completion

         Completion shall take place immediately following execution when all (but not part only unless the Purchaser and the Seller shall so agree) of the following business shall be transacted:

5.1      completion of the PTT and Talidan Agreements;

5.2 the Seller shall deliver (in the manner agreed between the parties) to the Purchaser (to the extent not delivered prior thereto):

         (a) transfers in relation to the Sale Shares duly executed and completed in favour of the Purchaser together with the certificates therefor and the duly executed powers of attorney or other authorities under which any of the transfers have been executed and certified copies of the Minutes recording the Resolution of the Board of Directors of the Seller authorizing the sale of the Sale Shares held by the Seller and the execution of transfers in respect of them;

         (b)  legal opinions in respect of the Companies in the agreed form;

         (c)  service agreements in the agreed form;

         (d) copies of the completion documentation relating to Tiller's acquisition of PTT and Talidan, including evidence of the appointment of the Carnegie nominated director for each of those companies; and

         (e)  a duly executed copy of the Service Agreement.

5.3      The Purchaser shall:

         (a) issue the Consideration Securities to the Seller (and to its permitted assignees) in accordance with clauses 4. 1 (a) and 4. 1
              (b) and certificates in respect of those Consideration Securities duly executed in favour of the Seller (or as it shall direct) and certified copy of the minutes of the board of directors of the Purchaser authorizing the acquisition of the Sale Shares and the issue of the Consideration Securities and approving those further matters noted at clause 5.2(b) below provided in consideration of the Sale Shares;

         (b) deliver to the Seller duly executed original copies of each of the following:

              (i)   the  Warrants  in  the  agreed.   form  pursuant  to  clause
                    4.1(b)(ii);

              (ii)  the Option  Agreement in the agreed form  pursuant to clause
                    4.1 (b)(iii); and

              (iii) a duly executed copy of the Service Agreement;

         (c) cause the transfers of Carnegie Shares by the Seller to any of the sellers under each of the PTT Agreement or the Talidan Agreement (or as they shall direct) and as have otherwise been agreed by the Purchaser to be resolved to be registered (subject only, where applicable, to their being duly stamped); and

         (d) pay to the Seller (and its assignees) an amount equal to one half of any required stamp duty, stamp duty reserve tax or other taxes payable by the Seller (and its assignees) as a result of its acquisition and disposal of the PTT Shares and/or the Talidan Shares and as a result of the acquisition of the Sale Shares by the Purchaser.

6.       Post Completion matters

6.1 The Seller hereby declares that for so long as it remains the registered holder of any of the Sale Shares after Completion it will:

         (a) hold the Sale Shares and the dividends and other distributions of profits or surplus or other assets declared, paid or made in respect of them after Completion and all rights arising out of or in connection with them in trust for the Purchaser and its successors in title; and

         (b) deal with and dispose of the Sale Shares and all such dividends, distributions and rights as are described in clause 6.1(a) as the Purchaser or any such successor may direct.

6.2      (a)  The  Seller hereby  appoints the  Purchaser as its lawful attorney for the purpose of receiving notices of and attending and voting at all meetings of the members of either PTT or Talidan, or to the extent that it is able to do so to give directions to the Existing PTT Shareholders and Existing Talidan Shareholders pursuant to the agreements with them in respect thereof from Completion to the day on which the Purchaser or its Nominee is entered in the register of members of the respective companies as the holder of the relevant Sale Shares.

         (b)  For such purpose the Seller hereby:

              (i) undertakes that it shall forward to the Purchaser any notices received by it in respect of its holding of Sale Shares; and

              (ii) authorizes the Purchaser to complete in such manner as it thinks fit and to return proxy cards, consents to short notice and any other document required to be signed by it in its capacity as a member.

6.3 The Seller shall execute or, so far as it is able, procure from any necessary third party such execution of all such documents and/or shall do or, so far as it is able, procure the doing of such acts and things as the Purchaser shall after Completion reasonably require in order to give effect to this Agreement and any documents entered into pursuant to it and to give to the Purchaser the full benefit of all the provisions of those agreements.

6.4      The Seller hereby undertakes with the Purchaser that it will:

         (a) save to the extent required pursuant to the agreements between the Seller and the Existing Talidan Shareholders and the Existing PTT Shareholders in relation to the respective sale of the Talidan Shares and the PTT Shares to the Seller and as otherwise agreed with the Purchaser, shall not without the Purchaser's prior written consent dispose of any of the Consideration Securities (other than in a private transaction with a Non-US Person or as otherwise agreed from time to time by the Purchaser) within the year immediately following Completion, or such shorter period being the applicable statutory restriction period under Regulation S of Rule 144 of the 1933 Act (the applicability of such restriction being evidenced by a legal opinion prepared by US Counsel to the Purchaser) without prejudice to the right of the Seller to transfer Consideration Securities to Qualified Institutional Buyers (as defined under Rule 144A of the 1933 Act) or under Regulation S to Non-US Persons (as defined under that Regulation) or pursuant to such other exemption from registration under the 1933 Act as being applicable subject to the further restriction that save as expressly set out the beginning of this paragraph, no transfer (other than in a private transaction with a Non-US Person and/or as otherwise agreed from time to time by the Purchaser) shall be made within 90 days from Completion;

         (b) in the event that pursuant to either of the PTT Agreement or the Talidan Agreement, the Seller receives notice ("a transfer notice") of an intended sale by any of the Existing PTT Shareholders or the Existing Talidan Shareholders (as applicable), as soon as practicable following receipt of a transfer notice, the Seller shall notify the Purchaser and the Purchaser shall Have a period from receipt thereof until 8 business days prior to the final date for notification of an intention to take up the subject rights in which to notify the Seller of the number of offered shares which the members of the Purchaser's Board at such time in aggregate wish to take up. Any such notice shall be irrevocable and shall commit the Purchaser to procure payment by such members of all sums due in respect of the shares the subject of such notice and to be acquired by them in accordance with the provisions of this clause. If the members of the Purchaser's Board on the one hand and the Seller (together with its permitted assignees) on the other hand both wish to take up 50 per cent. or more of the offered Shares each shall be entitled to 50 per cent. of the offered shares. If either wishes to acquire less than their 50 per cent., the other shall be entitled to acquire the balance. The Seller shall exercise its pre-emption rights so as to give effect to this clause and the Purchaser shall indemnify the Seller for any payment or other liabilities in respect of those shares to be acquired on behalf of the members of its board;

         (c) not during the period from the Completion Date until the first anniversary of the issue of the Consideration Shares to be issued pursuant to clause 4.1 ceasing to be subject to transfer restrictions under the 1933 Act or (if earlier until the second anniversary of the Completion Date) dispose (other than in a private transaction with a Non-US Person and as otherwise agreed from time to time by the Purchaser), in any one calendar month, of Carnegie Shares amounting to 5 per cent. of its total holding of Carnegie Shares acquired pursuant to this agreement. Unexercised rights under this clause 6.4(c) will not carry forward to a subsequent month. This restriction will not apply to the transfer of any Carnegie Shares to any of (i) a related company of the Seller, (ii) the members of the Board (or their Associates) from time to time of the Seller; (iii) the Existing Talidan Shareholders; and (iv) the Existing PTT Shareholders, with any of such shares thereby being acquired by the relevant seller being deemed added to the number of Carnegie Shares of such person held post Completion; (d) notwithstanding clauses 6.4(a) to (c) above inclusive, the Seller shall be entitled to sell its holding of Carnegie Shares in any public offering or placing of Carnegie Shares by Carnegie or otherwise relating to shares in Carnegie save that the aggregate of the Carnegie Shares to be sold by the Seller shall, when aggregated with those Carnegie Shares being sold by the Existing Talidan Shareholders, the Existing PTT Shareholders and each of the members of the Board from time to time of the Purchaser at that time, be limited to the greater of:

              (i) 25 per cent. of the total number of Carnegie Shares which are the subject of the offering; or

              (ii) Carnegie Shares having a value (as determined by reference to the average price quoted by NASD Over the Counter Bulletin Board Service ("OTCBB") for the 30 consecutive trading days prior to public offer or placing or other offer being completed) $7.5 million.

              Subject to this limit, the Seller shall be entitled to sell all or part of its holding of Carnegie Shares under the secondary offering pro-rata to its holdings of Carnegie Shares at that date. The sale of Carnegie Shares pursuant to this clause 6.4(d) shall, if required by any party, be overseen by an independent third party agreed between the parties.

6.5 The Purchaser shall cause such persons as may be nominated by the Seller in writing to be validly appointed as an additional member of the board of the Purchaser, such appointment to take effect from the Completion Date, and to be on such terms as may be agreed between the parties. Save in the circumstances provided for in Clause 6.6 below, at no time shall the Purchaser be obliged to appoint more than two persons nominated by the Seller to be members of the board of the Purchaser.

6.6 If at any time after the Completion Date the Purchaser offers for sale any Carnegie Shares in a public offering or placing, then the Seller shall be entitled to nominate a person to be appointed as the Chairman of the Board of the Purchaser, such person to be validly appointed by the Purchaser prior to the offering of Carnegie Shares.

7.       Representations and warranties

7.1 In consideration of the Seller entering into this Agreement the Purchaser hereby acknowledges that it has represented and warranted to the Seller (for itself and as trustee for its successors in title) in the terms set out in schedule 1.

7.2 The Warranties shall not in any respect be extinguished or affected by Completion.

7.3 The Purchaser hereby acknowledges that in respect of the Sale Shares and the Companies:

         (a) the Seller has given and gives no warranty or representation nor has the Purchaser relied on any representation made by the Seller or its advisers;

         (b) the Purchaser has conducted its own due diligence exercise and satisfied itself as to any disclosures made to it; and

         (c) it is fully aware of all the terms and provisions of each of the PTT Agreement and the Talidan Agreement and shall not require the Seller to take or refrain from taking any action thereunder that could result in the Seller being in breach of those agreements.

7.4 The Parties agree that the remedy of rescission will not be available after Completion.

7.5 The Seller hereby assigns to the Purchaser such interest as it has in each of the representations and warranties granted in its favour pursuant to (and subject to the terms of) each of the PTT Agreement and the Talidan Agreement.

7.6 The Purchaser hereby undertakes to indemnify the Seller in respect of all costs incurred by the Seller in respect of any claim made or threatened against the Seller in respect of the Consideration Securities and any Warranty or Representation given or made by the Seller under the PTT Agreement and/or the Talidan Agreement.

8.       Releases, waivers etc.

8.1 Either party may, in its discretion, in whole or in part release, compound or compromise, or waive its rights or grant time or indulgence in respect of, any liability to it under this Agreement.

8.2 Neither the single or partial exercise or temporary or partial waiver by either party of any right, nor the failure by either party to exercise in whole or in part any right or to insist on the strict performance of any provision of this Agreement, nor the discontinuance, abandonment or adverse determination of any proceedings taken by either party to enforce any right or any such provision shall (except for the period or to the extent covered by any such temporary or partial waiver) operate as a waiver of, or preclude any exercise or enforcement or (as the case may be) further or other exercise or enforcement by either party of, that or any other right or provision.

8.3 The giving by the Purchaser of any consent to any act which by the terms of this Agreement requires such consent shall not prejudice the right of either party to withhold or give consent to the doing of any similar act.

8.4 Notwithstanding the foregoing, the Seller shall not provide or agree any waiver or release to or in favour of the holders of Carnegie Shares issued pursuant to the PTT Agreement or the Talidan Agreement without the prior written consent of the Purchaser save in respect of a waiver of any rights of pre-emption in respect of Carnegie Shares granted at or prior to Completion.

9.       Underwriter Indemnity

9.1 The parties acknowledge that they do not characterize the role of the Seller as an underwriter however in the event the Seller or any of its directors, officers, employees and agents shall be construed by the SEC or other appropriate authority to be an underwriter (in any such case "Underwriter") within the meaning of Section 15 of the 1933 Act or
         Section 20 of the Exchange Act this clause shall apply and the Seller receives the benefit of this clause for itself and as trustee for the other persons indemnified pursuant to this clause 9. The Purchaser will indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person, if any, who controls each Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the Exchange Act (each being an "indemnified person"), from and against any and all losses, claims, liabilities, expenses and damages (including, without limitation, any and all investigative, legal and other expenses reasonably incurred in connection with, and any and all amounts paid in settlement of, any action, suit or proceeding between any of the indemnified parties and any indemnifying parties or between the Purchaser and any third party, or otherwise, or any claim asserted, which settlement has been approved by the indemnifying party), as and when incurred, to which any Underwriter, or any such person, may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, liabilities, expenses or damages arise out of or are based on (i) any untrue statement or alleged untrue statement of a material fact contained in any pre-pricing prospectus supplement, the registration statement or the prospectus or any amendment or supplement to the registration statement or the prospectus, or any application or other document executed by or on behalf of the Company or based on written information furnished by or on behalf of the company filed in any jurisdiction in order to qualify the shares under the securities laws thereof or filed with the Commission, the omission or alleged omission to state in such document a material fact required to be stated in it or necessary to make the statements in it not misleading, or (iii) any act or failure to act by any Underwriter in connection with, or relating in any manner to, the Shares or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, liability, expense or damage arising out of or based upon matters covered by sub-clause (i) or (ii) above (provided that the Purchaser shall not be liable under this sub-clause (iii) to the extent it is finally judicially determined by a court of competent jurisdiction that such loss, claim, liability, expense or damage resulted from any such acts or failures to act undertaken or omitted to be taken by such Underwriter due to its wilful misconduct) or (iv) on any other matter, provided that the Purchaser will not be liable to an Underwriter to the extent that such loss, claim, liability, expense or damage arises from the sale of Consideration Shares in a public offering to any person by such Underwriter and is based solely on an untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information relating to such Underwriter furnished in writing to the Company by or on behalf of such Underwriter expressly for inclusion in the registration statement any pre-pricing prospectus supplement or the prospectus.

         This indemnity agreement will be in addition to any liability that the Company might otherwise have to any person who is an indemnified party hereunder.

9.2 Any person that proposes to assert the right to be indemnified under this clause 9 will, promptly after receipt of notice of commencement of any action against such person in respect of which a claim is to be made against the Purchaser under this clause 9, notify the Purchaser of the commencement of such action, enclosing a copy of all material papers served, but the omission so to notify the Purchaser (or to copy such material to it) will not relieve it from any liability that it may have to any indemnified party under the foregoing provisions of this clause 9. If any such action is brought against any indemnified party and it notifies the Purchaser of its commencement, the Purchaser will be entitled to participate in and, to this extent that it elects by delivering written notice to the indemnified party promptly after receiving notice of the commencement of the action from the indemnified party, to assume the defence of the action, with Counsel reasonably satisfactory to the indemnified party and after notice of the Purchaser to the indemnified person of its election to assume the defence, the Purchaser will not be liable to the Seller for any legal or other expenses incurred after the date of such notice which relate to unnecessary duplication of the legal costs involved in such defence, except as provided below and except for the reasonable costs of investigation subsequently incurred by the indemnified party in connection with the defence.

9.3 In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in the foregoing paragraphs of this clause 9 is applicable in accordance with its terms but for any reason is held to be unavailable from the Purchaser, the Purchaser will contribute to the total losses, claims, liabilities, expenses and damages, including any investigative, legal and other expenses reasonably incurred in connection with, and any amount paid consistent with the Agreement in settlement of, any action, suit or proceeding or any claim asserted, less any net contribution received by the indemnified party otherwise than from the Purchaser. Any indemnified person entitled to contribution, promptly after receipt of notice of commencement of any action against such person in respect of which a claim for contribution may be made under this clause 9, shall notify the Purchaser from whom contribution may be sought~ within one (1) year from the date of receipt of notice of any such claim.

9.4 The indemnity and contribution agreements contained in this clause 9 and the representations and warranties of the Purchaser contained in this Agreement shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of the Underwriters, (ii) acceptance of any of the Shares and payment therefor or (iii) any termination of this Agreement.

10.      Notices

10.1 Except as otherwise provided in this Agreement, every notice under this Agreement shall be in writing and shall be deemed to be duly given if it (or the envelope containing it) identifies the party to whom it is intended to be given as the addressee and:

         (a) it is delivered by being handed personally to the addressee (or, where the addressee is a corporation, any one of its Directors or its Secretary); or

         (b) it is delivered by a specialist courier firm whose delivery is (unless the giving of such a receipt is refused) receipted by the intended recipient; or

         (c) it is delivered by facsimile transmission with a hard copy despatched in accordance with the above procedure, and, in proving the giving or service of such notice, it shall be conclusive evidence to prove that the notice was duly given within the meaning of this clause 10.1.

10.2     The addresses for service of notice are as follows:

         For the Seller:

              Name:          Tiller Holdings Limited
              Address:       Gilwell Offices, P.O. Box 2, The Valley,
                             Anguilla

              For the attention of:  Rob Sheard
              With a copy to Rob Sheard on fax number: 44 171499 9900

         For the Purchaser:

              Name:          Carnegie International Corporation
              Address:       11419 Cronridge Drive, Suite 9, Owings Mills,
                             Maryland 21117
              Fax number:    1 410 902 7105

              For the attention of:  Lowell Farkas

         With a copy to the Purchaser's Counsel on fax number: 1 410 654 3880.

10.3 For the purposes of this clause 10 "notice" shall include any request demand, instructions, communication or other document.

11.      Miscellaneous

11.1 All provisions of this Agreement shall so far as they are capable of being performed or observed continue in full force and effect notwithstanding Completion except in respect of those matters then already performed.

11.2 The Parties hereby undertake that this Agreement and the terms set out herein, shall remain confidential and shall not be disclosed to any party except to the extent required by law or any regulatory body to the Existing PTT Shareholders, the Existing Talidan Shareholders and the respective professional advisers and consultants engaged for the purposes of the transaction referred to herein. Each the Parties undertakes, following entry into of this Agreement not to disclose the contents of Agreement, in whole or in part, to any third person until such time as the Purchaser and the Seller agree that it is appropriate, or as circumstances render it necessary to make a public announcement of the transaction, or subject to any legal or regulatory requirements. Save to the extent required by law or regulation, any such announcement is in turn to be agreed between the Purchaser and the Seller.

11.3 Time shall be of the essence of this Agreement as regards any such time, date or period fixed by this Agreement for the performance of any obligation by any of the' parties hereto whether as originally fixed or as altered in any manner provided herein.

11.4 This Agreement (together with all documents which are required by its terms to be entered into by the parties or any of them) sets out the entire agreement and understanding between the parties in connection with the Companies and the sale and purchase and other matters described in it.

11.5 No purported alteration of this Agreement shall be effective unless it is in writing, refers specifically to this Agreement and is duly executed by each party hereto.

11.6 Each provision of this Agreement is severable and distinct from the others. The parties intend that every such provision shall be and remain valid and enforceable to the fullest extent permitted by law. If any such provision is or at any time becomes to any extent invalid, illegal or unenforceable under any enactment or rule of law, it shall to that extent be deemed not to form part of this Agreement but (except to that extent in the case of that provision) it and all other provisions of this Agreement shall continue in full force and effect and their validity, legality and enforceability shall not be thereby affected for impaired, provided that the operation of this clause would not negate the commercial intent and purpose of the parties under this Agreement.

11.7 If any provision of this Agreement is illegal or unenforceable as a result of any time period being stated to endure for a period in excess of that permitted by a regulatory authority, that provision shall take effect with a time period that is acceptable to the relevant regulatory authorities subject to it not negating the commercial intent of the parties under this Agreement.

11.8 This Agreement may be entered into in the form of two or more counterparts each executed by one or more of the parties but, taken together, executed by all and, provided that all the parties so enter into the Agreement, each of the executed counterparts, when duly exchanged or delivered, shall be deemed to be an original, but, taken together, they shall constitute one instrument.

11.9 Each of the parties shall be responsible for its respective legal and other costs incurred in relation to the negotiation, preparation and completion of this Agreement and all ancillary documents.

12.      Successors and assigns

12.1 This Agreement shall be binding on and shall enure for the benefit of the successors in title and personal representatives of each party.

12.2 The benefit of this Agreement (including the Warranties) shall be freely assignable by either party and, in the event of any such assignment, all references in this Agreement to either party shall be deemed to include its assigns.

12.3 The Purchaser hereby consents to the Seller assigning certain of its rights to Tigan Capital Holdings Limited and others.

13.      Applicable law and submission to jurisdiction

         This Agreement shall be governed by and construed in accordance with English law.


IN WITNESS whereof this Agreement has been entered into as a Deed the day and year first above written.

                                    Schedule

                           Warranties of the Purchaser

1. The Purchaser is a public company duly incorporated and validly existing under the laws of the State of Colorado.

2. The Purchaser has the requisite corporate power and authority under its Articles of Incorporation to enter into, execute, deliver and perform its obligations under this Agreement and other documents to be entered into by it pursuant to this Agreement.

3. The execution and delivery of this Agreement and the other documents to be entered into by the Purchaser pursuant to this Agreement and the performance of the Purchaser's obligations under them have been duly authorized by all necessary corporate action on the part of the Purchaser (whether under its Articles of Association or otherwise).

4. This Agreement and any other documents to be entered into by the Purchaser pursuant to this Agreement constitute and the other documents executed by the Purchaser which are to be delivered at Completion will, when executed, constitute legal, valid and binding obligations of the Purchaser in accordance with their respective terms.

5. The execution and delivery of, and the performance by the Purchaser of its obligations under, any compliance with the provisions of, this Agreement and other documents to be entered into pursuant to this Agreement will not result in any breach or violation by the Purchaser of any provision of its Articles of Incorporation.

6. No consent, authorization, license or approval of the Purchaser's shareholders or of any governmental, administrative, judicial or regulatory body, authority or organization is required to authorize the execution, delivery, validity, enforceability or admissibility in evidence of this Agreement or other documents to be entered into pursuant to this Agreement or the performance by the Purchaser of its obligations under them.

7. The Consideration Securities have been properly issued in accordance with all applicable regulations.

EXECUTED AND DELIVERED              )       /s/
by TILLER HOLDINGS LIMITED          )       -------------------------------
in the presence of:  /s/            )       Director




EXECUTED AND DELIVERED              )
by CARNEGIE                         )       /s/ Lowell Farkas
INTERNATIONAL CORPORATION           )       -------------------------------
in the presence of:  /s/            )       Director